UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

MARPAI, INC.

(Exact name of registrant as specified in its charter)

001-40904

(Commission File Number)

Delaware	86-1916231
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5701 East Hillsborough Avenue, Suite 1417
Tampa, Florida 33610

(Address of principal executive offices, with zip code)

(646) 303-3483

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨ ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Marpai, Inc. (the “Company”) appointed Lutz Finger, 50, to serve as President, Product and Development, effective as of February 28, 2022.

Prior to his appointment, from 2018 to 2022, Mr. Finger served as Group Product manager at Google Health, a division of Google Inc. where he led the population health effort. From 2016 to 2017, he also served as the Director of Product Analytics at Snap Inc. (NYSE: SNAP). In addition, since 2022, he also serves as an advisor at HV Capital Manager GmbH, a venture capital company focused on product management and artificial intelligence. Since 2021, Mr. Finger has also served as an advisor to 1&1 Mail & Media Beteiligungen GmbH, a subsidiary of United Internet AG, a global internet services company. Mr. Finger also serves as a senior lecturer at the Samuel Curtis Johnson Graduate School of Management at Cornell University, as well as an external contributor at Forbes magazine.

Mr. Finger will be employed by the Company pursuant to an employment agreement. Mr. Finger’s initial term of employment will be for a period of two (2) years and will automatically renew for successive one (1) year periods unless either party delivers a notice of non-renewal at least one (1) month prior to the expiration of the then current period. Mr. Finger’s employment may be terminated due to his death, disability, voluntary termination, or termination by the Company for cause or without cause.

Mr. Finger will be paid an annual base salary of three hundred twenty five thousand dollars ($325,000) per year, and will be eligible for a bonus of up to 50% of his base salary depending on performance metrics as may be determined by the Company’s board of directors or compensation committee. In addition, Mr. Finger will be paid a sign on bonus (the “Sign on Bonus”) of two hundred and fifty thousand dollars ($250,000), payable in cash or shares of the Company’s Class A common stock, at the Company’s discretion. If paid in cash, such Sign on Bonus shall be paid within fifteen (15) days following the start date of his employment, and if paid in shares such issuance shall be made following the twelve (12) month anniversary of the start date of his employment. If Mr. Finger’s employment with the Company is terminated for reasons other than by the Company without cause, by Mr. Finger for good reason, or due to Mr. Finger’s death or disability, within the first (12) months of his employment, the Sign on Bonus will be repaid to the Company in full.

In addition, if the Company elects to renew Mr. Finger’s employment upon the expiration of the initial two year term, the Company has agreed to pay Mr. Finger a one-time renewal bonus (the “Renewal Bonus”) of two hundred and fifty thousand dollars ($250,000) payable in cash or shares of the Company’s Class A common stock, at the Company’s discretion. If paid in cash, such Renewal Bonus shall be paid within fifteen (15) days following the second anniversary of the start date of his employment, and if paid in shares such issuance shall be made following the twenty-four (24) month anniversary of the start date of his employment, subject to a twelve (12) month restriction period. If Mr. Finger’s employment with the Company is terminated for reasons other than by the Company without cause, by Mr. Finger for good reason, or due to Mr. Finger’s death or disability, within the second and third anniversaries of the start date of his employment, the Renewal Bonus will be repaid to the Company in full.

Pursuant to his employment agreement, and subject to the approval of the Company’s board of directors, Mr. Finger will also be eligible to receive a restricted stock grant (the “Initial Grant”) of a number of shares of Class A common stock equal to two million dollars ($2,000,0000) in the aggregate. The Initial Grant will vest in equal quarterly installments during the twelve (12) month period following the start date of his employment. Pursuant to his employment agreement, and subject to the approval of the Company’s board of directors, Mr. Finger will also be eligible to receive a restricted stock grant on the one year anniversary of his start date of employment (the “Additional Grant”) of a number of shares of Class A common stock equal to two million dollars ($2,000,0000) in the aggregate. The Additional Grant will vest in equal quarterly installments during the twelve (12) month period following the one (1) year anniversary of the start date of his employment. The Initial Grant and the Additional Grant are intended to be issued pursuant to the Company’s 2021 Global Stock Incentive Plan and are subject to accelerated vesting in the event of a change of control of the Company. In addition, with respect to the Initial Grant and the Additional Grant, in the event the market price per share on any vesting date is less than the price per share on the date of such Initial Grant and Additional Grant (each such price, the “Grant Date Price”), then the Company will issue Mr. Finger the difference in value in cash or shares of Class A common stock at the Company’s election, such that the vested amount of such grant is equal to the product of the vesting shares for that quarter multiplied by the Grant Date Price.

In the event Mr. Finger’s employment is terminated without cause, the Company does not offer to renew his employment agreement after the expiration of the initial two year term or any one (1) year successive term or if Mr. Finger terminates his employment for good reason, Mr. Finger will be entitled to receive a severance payment of six (6) months of his base salary (paid in regular installments), the payment of any earned, but unpaid, annual bonus, and the issuance of the balance of the shares of the Initial Grant or Additional Grant that would have vested as of such termination date.

In connection with Mr. Finger’s appointment, the Company will enter into its standard indemnification agreement with Mr. Finger, on substantially the same terms as the indemnification agreements previously entered into between the Company and each of its directors and executive officers. Mr. Finger is not a party to any transactions that are disclosable under Item 404 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARPAI, INC.

Date: February 22, 2022	By:	/s/ Edmundo Gonzalez
	Name:	Edmundo Gonzalez
	Title:	Chief Executive Officer